Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

JUNO THERAPEUTICS, INC.

Juno Therapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies that:

A. The name of the Corporation is Juno Therapeutics, Inc.

B. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 5, 2013 under the name of “FC Therapeutics, Inc.”

C. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware and by written consent of the stockholders of the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware, and restates, integrates and further amends the provisions of the Corporation’s Certificate of Incorporation, as amended.

D. The text of the Corporation’s Certificate of Incorporation, as amended and restated, is hereby amended, integrated and restated to read in its entirety as set forth in EXHIBIT A attached hereto.

E. This Amended and Restated Certificate of Incorporation shall be effective as of 9:00 a.m. Eastern Time on December 23, 2014.

IN WITNESS WHEREOF, Juno Therapeutics, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by Hans Bishop, a duly authorized officer of the Corporation, on December 22, 2014.

/s/ Hans Bishop
Hans Bishop, President and CEO

EXHIBIT A

ARTICLE I

The name of the Corporation is Juno Therapeutics, Inc.

ARTICLE II

The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE III

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, DE 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE IV

4.1 Authorized Capital Stock. The total number of shares of stock that the corporation shall have authority to issue is 500,000,000, consisting of the following:

(a) 495,000,000 shares of Common Stock, par value $0.0001 per share (the “Common Stock”).

(b) 5,000,000 shares of Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), which may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions (which resolution or resolutions shall be reflected in a certificate filed pursuant to the applicable law of the State of Delaware, hereinafter referred to as a “Preferred Stock Designation”) the designations, powers, preferences, and rights, and the qualifications, limitations, or restrictions thereof, of any wholly unissued series of Preferred Stock, including without limitation authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

4.2 Increase or Decrease in Authorized Capital Stock. The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the Certificate of Incorporation (including any Preferred Stock Designation). If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of any of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation with the power to vote thereon irrespective of Section 242(b)(2) of the DGCL, and no vote of the holders of any of the Common Stock or Preferred Stock voting separately as a class shall be required therefor.

4.3 Voting Rights of Common Stock. Each share of Common Stock shall entitle the holder thereof to one (1) vote on each matter submitted to a vote at a meeting of stockholders; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote such shares on any amendment to this Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more series of Preferred Stock if the holders of such affected series are entitled, either separately or as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation)

ARTICLE V

5.1 General Powers. Except as otherwise provided in this Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

5.2 Number of Directors; Election; Term.

(a) Subject to the rights of the holders of Preferred Stock, the number of directors that constitutes the entire Board of Directors of the Corporation shall be fixed by resolution of the Board of Directors.

(b) The directors of the Corporation (other than those directors elected by the special vote of the holders of one or more series of Preferred Stock, as applicable) shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. The Board of Directors is authorized to assign members of the Board of Directors already in office to their respective classes at the time such classification becomes effective. The term of office of the initial Class I directors shall expire at the first annual meeting of the stockholders following the date on which this Certificate of Incorporation becomes effective (the “Effective Date”), the term of office of the initial Class II directors shall expire at the second annual meeting of the stockholders following the Effective Date and the term of office of the initial Class III directors shall expire at the third annual meeting of the stockholders following the Effective Date. At each annual meeting of stockholders, each of the successors elected to replace the directors of a Class whose term shall have expired at such annual meeting shall be elected to hold office until the third annual meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified. If the number of directors that constitutes the Board of Directors is changed, any newly created directorships or decrease in directorships shall be so apportioned by the Board of Directors among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(c) Notwithstanding the foregoing provisions of this Section 5.2, each director shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation, or removal.

5.3 Removal, Vacancies and Newly Created Directorships. Any director may be removed from office by the stockholders of the Corporation only for cause by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation then entitled to vote at an election of directors, voting together as a single class. Vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, or by a sole remaining director, at any meeting of the Board of Directors, and not by stockholders. A person so elected by the Board of Directors to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be duly elected and qualified.

5.4 Committees. The composition of each committee of the Board of Directors shall be determined by the Board of Directors, subject to compliance with applicable law, rule, regulation or listing standards.

ARTICLE VI

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation. In addition to any vote of the holders of any class or series of stock of the Corporation required by applicable law or by this Certificate of Incorporation (including any Preferred Stock Designation), the adoption, amendment, or repeal of the Bylaws of the Corporation by the stockholders of the Corporation shall require the affirmative vote of the holders of at least two-thirds of the voting power of all the then-outstanding shares of capital stock of the Corporation then entitled to vote, voting together as a single class.

ARTICLE VII

Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE VIII

Subject to the rights of the holders of Preferred Stock, no action shall be taken by the stockholders of the Corporation except at an annual or special meeting of the stockholders called in accordance with the Bylaws, and no action shall be taken by the stockholders by written consent.

ARTICLE IX

9.1 Annual Meetings. An annual meeting of stockholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting shall be held at such place, if any, on such date, and at such time as shall be fixed exclusively by resolution of the Board of Directors or a duly authorized committee thereof.

9.2 Special Meetings. Special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, by the Board of Directors, chairperson of the Board of Directors, chief executive officer or president (in the absence of a chief executive officer), but such special meetings may not be called by any other person or persons.

9.3 Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

ARTICLE X

10.1 Limitation of Director Liability. To the fullest extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

10.2 Indemnification of Directors and Officers. Subject to any provisions in the Bylaws of the Corporation related to indemnification of directors or officers of the Corporation, the Corporation shall indemnify, to the fullest extent permitted by applicable law, any director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.

10.3 Indemnification of Corporate Agent. The Corporation shall have the power to indemnify, to the extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, any person who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. The corporation shall be required to indemnify a person in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of Directors.

10.4 Repeal or Modification. Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Corporation’s Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or proceeding accruing or arising or that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE XI

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, this Certificate of Incorporation, or the Bylaws of the Corporation, (iv) any action to interpret, apply, enforce, or determine the validity of this Certificate of Incorporation or the Bylaws of the Corporation, or (v) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XI.

ARTICLE XII

Except as provided in Article X above, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by this Certificate of Incorporation and by statute, and all rights, preferences and privileges herein conferred upon stockholders by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article. Notwithstanding any other provision of this Certificate of Incorporation, and in addition to any other vote that may be required by law or the terms of any series of Preferred Stock, the affirmative vote of the holders of at least two-thirds of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision as part of this Certificate of Incorporation inconsistent with the purpose and intent of Article V, Article VI, Article VIII, Article IX, Article XI, or this Article XII (including, without limitation, any such Article as renumbered as a result of any amendment, alteration, change, repeal or adoption of any other Article).

ARTICLE XIII

If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.